UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable

(State or other jurisdiction of incorporation or	(Commission File Number)	IRS Employer Identification No.)
organization)

228 Park Avenue S., #56101, New York, NY 10003-102
(Address of principal executive offices)

917-289-0944
 (Registrant’s telephone number, including area code)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan, 48375
 (Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 20, 2010, Mount Knowledge Holdings, Inc. (the “Company”) closed on its offer (the “Offering”) to purchase 24,978,806 shares (the “MTK Common Shares”) of common stock, par value $0.0001 per share, of MTK USA (“MTK Common Stock”) from a total of 63 shareholders (collectively, referred to as the “MTK USA Shareholders”) of Mount Knowledge USA, Inc. (“MTK USA”), pursuant to the executed Securities Purchase Agreement (the “Securities Purchase Agreement”), representing the 63 MTK Shareholders as a group, including separate Joinder Agreements (the “Joinder Agreements”), all individually executed with each participating MTK USA Shareholder, and collectively made a part thereof to the executed Securities Purchase Agreement.

In exchange for the MTK Securities, the Company issued 24,978,806 shares (the “Company Common Shares”) of its common stock, par value $0.0001 per share (the “Company Common Stock”), including, for every four shares of MTK Securities sold to the Corporation, the MTK USA Shareholders were issued a warrant to purchase one share of the Corporation’s common stock at an exercise price of $0.50 (the “Company Warrant”), in the aggregate amount of 6,244,702 shares of Company Common Stock, (together with the Company Common Shares and the Company Warrant, the “Company Securities”). The Agreements include representations and warranties and other provisions customary for a transaction of this nature.

In addition, on June 20, 2010, the Company entered into two (2) separate Securities Purchase Agreements with Access Alternative Group S.A. (“Access”) and Jensen International Inc. (“Jensen”), respectively, also shareholders of MTK USA, pursuant to which the Company acquired 45,500,000 and 4,237,640 MTK Common Shares of MTK Common Stock, in the aggregate amount of 49,737,640 shares.

In exchange for the MTK Securities, the Company issued 45,500,000 and 4,237,640 Company Common Shares of Company Common Stock to Access and Jensen, respectively, including, for every four shares of MTK Securities sold to the Corporation, Access and Jensen were issued a Company Warrant to purchase one share of the Corporation’s common stock at an exercise price of $0.50, in the aggregate amount of 12,434,410 shares of Company Common Stock, together the Company Securities. The Agreements include representations and warranties and other provisions customary for a transaction of this nature.

As a result of the all the transactions contemplated by the agreements referenced hereinabove, the Company owns 100% of the outstanding shares of MTK Common Stock, from the prior ownership of approximately 53%.

The foregoing disclosure is not intended to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference in response to this Item 1.01.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures under Items 1.01 and 2.01 above are incorporated herein by reference in response to this Item 3.02. The Company Securities referenced in Items 1.01 and 2.01 were offered and sold to the MTKUSA Shareholders, Access and Jensen in the form of three (3) different private placement transactions in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Exhibit
Number	Description

10.1 10.2 10.3 10.4 10.5 10.6

Securities Purchase Agreement (63 shareholders as a group)

Stock Purchase Warrant Agreement – (sample for 63 shareholders)

Securities Purchase Agreement (Access Alternative Group S.A.)

Stock Purchase Warrant Agreement (Access Alternative Group S.A.)

Securities Purchase Agreement (Jensen International Inc.)

Stock Purchase Warrant Agreement (Jensen International Inc.)

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the agreements described herein. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended October 31, 2010 filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2012

MOUNT KNOWLEDGE HOLDINGS, INC.

By: /s/ James D. Beatty
       James D. Beatty
       President, Chief Executive Officer,
       Chief Financial Officer, Treasurer and Director

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